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                                                                   Exhibit 5

                            UNANIMOUS WRITTEN CONSENT OF
                             THE BOARD OF DIRECTORS OF
                           KANAKARIS COMMUNICATIONS, INC.

     The undersigned, being all of the members of the Board of Directors of Kanakaris Communications, Inc., a Nevada corporation (the "Corporation"), do hereby approve, consent to and adopt the following resolution pursuant to the Nevada Revised Statutes:

          RESOLVED, that the By-Laws adopted on November 8, 1991, including all By-Laws heretofore adopted, are hereby vacated, abrogated and repealed, and that there be this day adopted as the By-Laws of the Corporation the By-Laws presented and read to this meeting, and that a copy thereof be attached to these minutes, certified to by the Secretary of the Corporation and placed in the minute book.

DATED:    March 31, 1999

                                                       /s/ Alex F. Kanakaris
                                                       ------------------------
                                                       Alex F. Kanakaris

                                                       /s/ Branch Lotspeich
                                                       ------------------------
                                                       Branch Lotspeich